AEROHIVE NETWORKS, INC. - 2014 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED STOCK OPTION GRANT & STOCK OPTION GRANT AGREEMENT
You have been granted an option to purchase Common Stock of Aerohive Networks, Inc. (the “Company”), subject to the terms and conditions of the Aerohive Networks, Inc. 2014 Equity Incentive Plan (the “Plan”) and this Stock Option Grant Agreement (the “Agreement”), as follows (the “Grant”):

Participant
Grant Number
Date of Grant
Number of Shares subject to Grant
Performance Period
Performance Goal
The number of shares in which you may vest in accordance with the Vesting Schedule below will depend upon achievement of the Achievement Factor (as defined below) during the Performance Period and will be determined in accordance with the terms set forth in this Award Agreement.

Exercise Price per Share

Type of Grant	Nonstatutory Stock Option
Expiration Date of Grant
Vesting Schedule:

Subject to accelerated vesting as set forth in the Plan, and in that certain Separation and Change in Control Severance Agreement by and between the Participant and the Company, as may be amended from time to time, or to the extent set forth below, this Grant of Stock Options is subject to performance‑ and time‑based vesting requirements. The Shares subject to Grant will become eligible to vest only if the performance goal described herein is satisfied, and those shares, if any, that become eligible to vest actually will vest provided that Participant remains a Service Provider through the respective vesting date and is employed as a regular Aerohive employee in good standing as of such vesting date.
A.Performance Goal. The actual number of shares that become eligible to vest will be determined as the product of (x) the Number of Shares subject to Grant, multiplied by (y) the Achievement Factor (as defined below), with such product rounded down to the nearest whole unit; provided, however, that if the Achievement Factor is less than [_______________], none of the Shares subject to Grant will become eligible to vest. If the Achievement Factor is equal to or greater than 1.00, then [_______________] of the Shares subject to Grant will become eligible to vest. In no event will more than 100% of the Shares subject to Grant vest pursuant to this Grant of Stock Options.
B.Definitions. For purposes of this Award Agreement, the following terms will have the following meanings ascribed to them:
(i)“Achievement Factor” means [_______________].
(ii)[_______________] means [_______________].
(iii)[_______________] means [_______________].

C.Certification. On or before the Scheduled Vesting Date and following the end of the Performance Period, the Administrator shall determine and certified the number of such Shares subject to Grant that will become eligible to vest, if any. The Administrator will make all determinations regarding the Achievement Factor, including but not limited to the extent of achievement of the Achievement Factor, and any adjustments, as necessary or appropriate. Notwithstanding any contrary provision of this Award Agreement, the Administrator, in its discretion, may decrease, including to zero, but may not increase, the number of Shares subject to Grant that become eligible to vest based on the achievement of the Achievement Factor in accordance with the terms of this Award Agreement. Determinations made by the Administrator will be final and binding on all parties and will be given the maximum deference permitted by law.

Capitalized terms not defined in this Agreement, including this Notice of Stock Option Grant (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, shall have the meaning given to them in the Plan and, if you currently are or subsequently transfer outside of the United States, Special Provisions for Participants Outside of the U.S., attached hereto as Exhibit B (or otherwise made available to Participant), shall have the meaning given to them in the Plan. Attached as Exhibit C is a Notice of Exercise you should deliver to the Company upon exercise of any Shares subject to Grant.
Termination Period:
Your right under this Grant to receive upon exercise shares of our Common Stock shall only be with respect to those Shares subject to Grant which are vested as of the last date of your termination as a Service Provider. Such Shares will be exercisable for three (3) months after you cease to be a Service Provider, unless such termination is due to your death or Disability, in which case the Shares subject to Grant will be exercisable for twelve (12) months after you cease to be a Service Provider. Notwithstanding the foregoing sentence, in no event may Shares subject to Grant be exercised after the Expiration Date, as provided above. This Grant is also subject to earlier termination as provided in Section 14(c) of the Plan.
By our signatures, you and the Company agree that this Grant is governed by the terms and conditions of the Plan and this Agreement, including exhibits hereto, all of which are made an integrated and single agreement. You confirm that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement, and that you fully understand all provisions of the Plan and Agreement. You further agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator of any questions relating to the Plan and Agreement.

PARTICIPANT	AEROHIVE NETWORKS, INC.

Steve Debenham
VP, General Counsel and Corporate Secretary

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.
If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
2.    Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
3.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.    Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
5.    Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)    cash;
(b)    check;
(c)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)    surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.
6.    Tax Obligations.
(a)    Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
(b)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(c)    Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.
7.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Aerohive Networks, Inc., 330 Gibraltar Drive, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.
10.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
11.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
13.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
14.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
17.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
18.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.
19.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
20.    Governing Law. This Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

SPECIAL PROVISIONS FOR
PARTICIPANTS OUTSIDE OF THE U.S.
TERMS AND CONDITIONS
This Exhibit B, which is part of the Stock Option Agreement (the “Agreement”), contains additional or different terms and conditions that govern the Option if Participant is outside of the United States. The terms and conditions in Part A apply to all Participants outside of the United States. The country-specific terms and conditions in Part B also will apply to Participants located in any of the countries listed in Part B. Capitalized terms used and not defined in this Exhibit B have the meaning given to them in the Agreement and/or the Plan, as applicable.
If Participant is a citizen or resident of a country other than the one in which he or she is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Administrator will, in its sole discretion, determine the extent to which the terms and conditions included herein will apply to Participant under such circumstances.
NOTIFICATIONS
This Exhibit B also includes notifications regarding exchange control and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of May 2014. Such laws are often complex and change frequently. The Company therefore strongly recommends that Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when the Option vests, when the Option is exercised and Shares are issued to Participant and/or when Participant sells any Exercised Shares.
In addition, the information contained in this Exhibit B is general in nature and may not apply to Participant’s particular situation. As a result, the Company cannot assure Participant of any particular result. Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, is considered a resident of another country for local law purposes, or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not apply to Participant in the same manner.
A.    ALL NON-U.S. COUNTRIES
TERMS AND CONDITIONS
1.    Method of Payment. The following provision supplements Section 5 of Exhibit A:
Due to administrative reasons, payment of the Exercise Price by the surrender of Shares which have a Fair Market Value on the date of surrender equal to the Exercise Price is not an available method of exercise under this Agreement.  Part B of this Exhibit B may limit the available methods of payment of the Exercise Price for Participants in certain countries.  The available methods of payment of the Exercise Price are, in any case, subject to such methods being permitted under applicable laws.
2.    Responsibility for Taxes. The following provision replaces Section 6 of Exhibit A:

Participant acknowledges that, regardless of any action that the Company or the Parent or Subsidiary for which Participant is a Service Provider (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, as applicable. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares at exercise, the subsequent sale of Shares acquired at exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or to achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following:
(i)    withholding from Participant’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or
(ii)    withholding from proceeds of the sale of Shares acquired at exercise, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or
(iii)    withholding in Shares to be issued at exercise of the Option.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum rates, in which case Participant will receive a refund of any over-withheld amounts in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
3.    Nature of the Option. The following provision replaces Section 8 of Exhibit A:
In accepting the Option, Participant acknowledges, understands, and agrees that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to future grants of stock options or other grants, or benefits in lieu of stock options, even if stock options have been granted in the past;
(c)    all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;
(d)    the Option and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer, or any Parent or Subsidiary and shall not interfere with the ability of the Company, the Employer, or any Parent or Subsidiary to terminate Participant’s status as a Service Provider (if any);
(e)    Participant is voluntarily participating in the Plan;
(f)    the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;
(g)    the Option and the Shares subject to the Option, and any income from and value of the same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the Shares subject to the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)    if the value of the Shares subject to the Option does not increase, the Option will have no value;
(j)    if Participant exercises the Option and obtains Shares, the value of the Shares may increase or decrease, even below the Exercise Price;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s termination as a Service Provider (for any reason whatsoever and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of Participant’s employment or service agreement, if any) and in consideration of the Option, to which Participant is not otherwise entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer, or any Parent or Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claims and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(l)    for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date he or she is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of Participant’s employment or service agreement, if any), and, unless otherwise expressly provided in this Agreement, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the period during which Participant is considered a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of Participant’s employment or service agreement, if any); similarly, Participant’s right to exercise the Option after termination, if any, will be measured from such date and will not be extended by any notice period; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including, subject to Section 12 of the Plan, whether Participant may still be considered to be providing services while on a leave of absence); and
(m)    neither the Company nor the Employer nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the Option or the subsequent sale of any Shares acquired under the Plan.
4.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
5.    Additional Conditions to Issuance of Stock. The following provision replaces the last sentence of Section 12 of Exhibit A:
Neither the Company nor the Employer nor any Parent or Subsidiary will be liable to Participant if the Company does not meet the requirements of any such state, federal or foreign law or securities exchange or does not obtain any such consent or approval of any such governmental authority or securities exchange.
6.    Insider-Trading Restrictions / Market-Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., the Option) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant should consult his or her personal legal advisor for further details regarding any insider-trading restrictions and/or market-abuse laws in Participant’s country.
7.    Data Privacy.
Participant hereby voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Option materials (“Data”) by and among, as applicable, the Employer, the Company, and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other Awards granted, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to E*TRADE Financial Corporate Services Inc. and its affiliated companies (“E*Trade”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant authorizes the Company, and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s status as a Service Provider and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant the Option or other Awards to Participant or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
8.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

B.    COUNTRY-SPECIFIC TERMS AND NOTIFICATIONS
AUSTRALIA
TERMS AND CONDITIONS
Vesting Schedule. The following provision supplements Section 2 of Exhibit A:
In addition to vesting provisions set forth in the Notice of Stock Option Grant and described in Section 2 of Exhibit A, this Option will be exercisable only if, and starting on the fifth consecutive trading day on which, the Fair Market Value per Share exceeds the Exercise Price per Share. For the avoidance of doubt, this provision also applies to any unvested Option held by Participant if he or she transfers to Australia after the Date of Grant, as determined by the Administrator in its sole and absolute discretion.
NOTIFICATIONS
Securities Law Information.  If Participant acquires Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should consult his or her personal legal advisor regarding any applicable disclosure obligations before to making any such offer.
BELGIUM
TERMS AND CONDITIONS
Tax Considerations. Participant will receive a separate offer letter, acceptance form, and undertaking form in addition to the Agreement. Participant should refer to the offer letter for information regarding the tax consequences of choosing to accept the Option. Participant should consult his or her personal tax advisor for further details regarding the tax consequences.
NOTIFICATIONS
Foreign Asset / Account Reporting Information. Participant must report any security and bank accounts opened and maintained outside of Belgium on his or her annual tax return.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Option, Participant agrees to comply with all applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with exercise of the Option, the issuance of Shares, the sale of Shares acquired under the Plan, or the receipt of any dividends in the future.
NOTIFICATIONS
Exchange Control Information. If Participant is resident or domiciled in Brazil, Participant must submit an annual declaration of assets and rights held outside of Brazil, including Shares acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights is at least US$100,000. Participant should consult his or her personal legal advisor for further details regarding this requirement.

CANADA
TERMS AND CONDITIONS
Nature of Award. The following provision replaces Part A, Section 3(l) of this Exhibit B:
For purposes of the Option, Participant’s status as a Service Provider shall be considered terminated as of the earlier of (a) the date on which Participant’s status as a Service Provider is terminated; (b) the date on which Participant receives a written notice of termination as a Service Provider, regardless of any notice period or period of pay in lieu of notice required under any employment law in the country where Participant resides (including, but not limited to, statutory law, regulatory law, and/or common law), even if such law is otherwise applicable to Participant’s benefits from the Employer; or (c) the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of any employment or service agreement), and, unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and Participant’s right to exercise the Option after termination, if any, will be measured from such date; the Administrator shall have the sole and absolute discretion to determine when Participant is no longer a Service Provider for purposes of the Option.
The following provisions apply only if Participant is in Quebec:
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [«Agreement»], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements Part A, Section 7 of this Exhibit B:
Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in administration of the Plan. Participant further authorizes the Company, the Employer, and/or any Parent or Subsidiary, as well as E*Trade (or such other stock plan service provider as may be selected by the Company to assist with implementation, administration, and management of the Plan) to disclose and discuss such information with their advisors. Participant also authorizes the Company, the Employer, and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file.
NOTIFICATIONS
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange in the United States of America.
Foreign Asset / Account Reporting Information. Participant must report any foreign property (including Option and Shares) on Form T1135 (Foreign Income Verification Statement) if the total value of his or her foreign property exceeds

C$100,000 at any time during the year. Participant should consult his or her personal tax advisor for further details regarding this requirement.
CHINA
TERMS AND CONDITIONS
The following terms and conditions apply to Participants in China who are subject to PRC exchange control laws, as determined by the Administrator in its sole and absolute discretion.
Termination Period. The following provision revises the “Termination Period” provision in the Notice of Grant:
If Participant ceases to be a Service Provider due to death or Disability, the Option will be exercisable for six (6) months after Participant ceases to be a Service Provider, with respect to those Shares that have vested as of the date of termination.
Vesting Schedule. The following provision supplements Section 2 of Exhibit A:
In addition to the vesting provisions set forth in the Notice of Stock Option Grant and described in Section 2 of Exhibit A, the Option granted by this Agreement shall not vest and become exercisable unless and until the date on which the Company (or a Parent or Subsidiary, as applicable) has obtained approval from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the issuance of Shares under the Plan in China, as determined by the Administrator in its sole and absolute discretion.
Method of Payment. The following supplements Section 5 of Exhibit A:
To facilitate compliance with exchange control laws in China, payment of the aggregate Exercise Price will be by consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, pursuant to which all of the Exercised Shares are sold immediately upon exercise and the sale proceeds, less the aggregate Exercise Price for the Exercised Shares, any Tax-Related Items, any broker’s fees or commissions and any similar expenses of the sale are remitted to Participant in accordance with applicable PRC exchange control laws.
Notwithstanding the foregoing, if the Administrator determines that it is no longer necessary or convenient to restrict the method of payment of the Exercise Price per Share to a cashless exercise to facilitate compliance with exchange control laws in China as described above, the Administrator may allow other methods of payment.
Exchange Control Restrictions. Participant must repatriate the cash proceeds from the sale of any Shares acquired under the Plan, any dividends paid with respect to the Shares and any other funds resulting from the Option to China. Participant further understands that the repatriation of such funds may need to be effectuated through a special exchange control account established by the Company, the Employer, or a Parent or Subsidiary, and Participant hereby agrees and consents to the transfer of such funds to such special exchange control account before being delivered to Participant. The proceeds (or other funds) may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the funds are paid to Participant in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to Participant in local currency, (i) the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and (ii) Participant agrees to bear any currency fluctuation risk attributable to the period between sale of Shares (or receipt of any funds resulting from the Option) and distribution of the funds to Participant through the special exchange control account established by the Company, the Employer, or a Parent or Subsidiary. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China and to sign any agreements, forms or consents as may be reasonably requested by the Company, E*Trade, or another other brokerage firm designated by the Company.
NOTIFICATIONS
Foreign Asset / Account Reporting Information. PRC residents must report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Shares or Options acquired under the Plan and Plan-related transactions may be subject to this reporting requirement. Participant should consult his or her personal legal advisor for details regarding this requirement.
DENMARK
NOTIFICATIONS
Foreign Asset / Account Reporting Information. Participant must complete a Declaration V in connection with the deposit of any securities (including Shares acquired under the Plan) into a bank or brokerage account outside of Denmark. The form is available at the website of the Danish Central Customs and Tax Administration.
In addition, if Participant holds shares or cash in an account outside of Denmark, he or she is required to report the existence of such an account to the Danish Tax Authorities by completing a Declaration K and submitting it to the Danish Tax Authorities following opening of the account. The form is available at the website of the Danish Central Customs and Tax Administration. A separate form must be submitted for each account held outside of Denmark that holds shares or cash which are taxable in Denmark. The Declaration K requirement is in addition to the requirement to complete Declaration V discussed above.
Participant should consult his or her personal tax advisor for details regarding these requirements.
FRANCE
TERMS AND CONDITIONS
Grant of Option. The following supplements Section 1 of Exhibit A:
This Option is not intended to qualify for specific tax or social security treatment in France and is not considered a qualified stock option under the French Commercial Code.
Language Consent. By accepting the Option, Participant confirms having read and understood the documents relating to the Option (the Plan and the Agreement, including this Exhibit B) which were provided in the English language. Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant Option le Participant confirme avoir lu et compris les documents relatifs à cette Option (le Plan et le Contrat, y compris la présente Annexe C) qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en consequence.

NOTIFICATIONS
Foreign Asset / Account Reporting Information. Participant must declare any foreign bank investment, or brokerage account opened, used or closed during the fiscal year to the French tax authorities when filing his or her annual tax return. Participant should consult his or her personal tax advisor for details regarding this requirement.
GERMANY
NOTIFICATIONS
Exchange Control Information.  Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities (e.g., payment of the Exercise Price per Share by cash or transfer of proceeds from the sale of Shares into Germany) must be reported electronically to the German Federal Bank. The online filing portal may be accessed at the website of the German Federal Bank. Participant should consult his or her personal legal advisor for details regarding this requirement.
KOREA
NOTIFICATIONS
Exchange Control Information. To remit funds out of Korea to pay the Exercise Price per Share by cash or check, Participant must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than one day). Participant likely will need to present to the bank processing the transaction supporting evidencing the nature of the remittance.
Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds to Korea within 18 months of such sale.
Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean brokerage accounts) to the Korean tax authority and file a report concerning such account if the value of such account exceeds KRW 1 billion (or an equivalent amount in foreign currency). Participant should consult his or her personal tax advisor for details regarding this requirement.
NETHERLANDS
There are no country-specific provisions.
SPAIN
TERMS AND CONDITIONS
Vesting Schedule and Nature of Award. The following provisions supplement Section 2 of Exhibit A and Part A, Section 3 of this Exhibit B:
By accepting the Option, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands and agrees that, as a condition of the grant of the Option, termination of Participant’s status as a Service Provider for any reason (including for the reasons listed below) will automatically result in the loss of any portion of the Option that has not vested as of the date that Participant is no longer actively engaged as a Service Provider, as described in Section 2 of Exhibit A and Part A, Section 3(l) of this Exhibit B.
In particular, Participant understands and agrees that any unvested portion of the Option as of the date that Participant is no longer actively engaged as a Service Provider will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of Participant’s status as a Service Provider by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges having read and specifically accepts the conditions referred to in Section 2 of Exhibit A and Part A, Section 3(l) of this Exhibit B.
NOTIFICATIONS
Securities Law Information. No “offer of public securities to the public”, as defined under Spain law, has taken place or will take place in the territory of Spain in connection with the Option. Neither the Plan nor the Agreement has been or will be registered with the Comisión Nacional del Mercado de Valores (i.e., Spanish Securities Exchange Commission). Neither the Plan nor the Agreement constitutes a public offering prospectus.
Exchange Control Information. Participant must declare the acquisition, ownership, and disposition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6.
Participant also may be required to electronically declare to the Bank of Spain foreign accounts (including brokerage accounts), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-residents of Spain (including exercise of the Option), depending on the balances in such accounts, together with the value of such instruments, and/or the volume of transactions with non-residents of Spain during the relevant year. Participant should consult his or her personal legal advisor for details regarding this requirement.
Foreign Asset / Account Reporting Information. To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, Participant must report information on such rights and assets on his or her tax return for such year (or at any time during the year in which Participant sells or disposes of such right or asset). After such rights or assets are initially reported, the reporting obligation will apply only for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Participant should consult his or her personal tax advisor for details regarding this requirement.
SWEDEN
There are no country-specific provisions.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. The Agreement, the Plan and any other documents Participant may receive in connection with his or her participation in the Plan are intended only for distribution to select individuals who have a Service Provider relationship with the Company and/or a Parent or Subsidiary in the United Arab Emirates and are being provided in connection with an employee incentive scheme. The Plan and the Agreement are intended for distribution only to such

Service Providers and must not be delivered to or relied upon by any other person. Participant should conduct his or her own due diligence concerning the securities. If Participant does not understand the contents of the Plan and the Agreement, he or she should consult an authorized financial advisor. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. The securities to which the Agreement relates may be illiquid and/or subject to restrictions on their resale. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement, and neither body has taken steps to verify the information set out therein; as such, neither body has any responsibility for such documents.
UNITED KINGDOM
TERMS AND CONDITIONS
Responsibility for Taxes. The following provisions supplement Part A, Section 2 of this Exhibit B:
If payment or withholding of the income tax due in connection with the Option is not made within ninety (90) days of the end of the tax year in which the income tax liability arises or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Part A, Section 1 of this Exhibit B. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax liability. If Participant is a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit which may be collected from Participant by the Company or the Employer by any of the means referred to in Part A, Section 2 of this Exhibit B.
Joint Election.  As a condition of participation in the Plan, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer’s Liability”).  Without prejudice to the foregoing, Participant agrees to execute the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”) and any other consent or election required to accomplish the transfer of the Employer’s Liability to Participant.  Participant understands that the Joint Election applies to any stock options granted to him or her under the Plan after the execution of the Joint Election.  Participant further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer.  Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability from him or her by any of the means set forth in Part A, Section 2 of this Exhibit B.
If Participant does not enter into a Joint Election prior to the exercise of the Option or any other event giving rise to Tax-Related Items, he or she will not be entitled to exercise the Option or receive any benefit in connection with the Option unless and until he or she enters into a Joint Election, and no Shares or other benefit pursuant to the Option will be issued to Participant under the Plan, without any liability to the Company and/or the Employer.

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the Aerohive Networks, Inc. 2014 Equity Incentive Plan (the “Plan”) and the stock option (the “Option”) that has been granted to you (“Participant”) by Aerohive Networks, Inc. (the “Company”), Participant is required to enter into a joint election to transfer to Participant any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the Option or in connection with any stock options that may be granted by the Company to Participant under the Plan (the “Joint Election”).
If Participant does not agree to enter into the Joint Election, the grant of the Option will be worthless, and Participant will not be able to exercise the Option or receive any benefit in connection with the Option.
By entering into the Joint Election:

•
Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the exercise of the Option (or any stock options granted to Participant under the Plan) or the acquisition of shares of the Company or other taxable events in connection with the Option (or any other stock options granted under the Plan) will be transferred to Participant;

•
Participant authorises the Company and/or Participant’s employer to recover an amount sufficient to cover this liability by any method set forth in the Stock Option Agreement and/or the Joint Election; and

•
Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or Participant’s employer may still require Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.

By accepting the Option through the Company’s online acceptance procedure at E*Trade (or by signing the Notice of Grant), Participant is agreeing to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the Stock Option Agreement
and the Joint Election.
Please print and keep a copy of the Joint Election
for your records.

AEROHIVE NETWORKS, INC.
2014 EQUITY INCENTIVE PLAN
(UK Employees)
Election To Transfer the Employer’s National Insurance Liability to the Employee

1.    PARTIES
This Election is between:

(A)
You, the individual who has gained access to this Election (the “Employee”), who is employed by Aerohive Networks Europe Ltd. (registered number 6400590) whose registered office is at West Block, The Courtyard, 16-18 West Street, Farnham, Surrey GU9 7DR (the “Employer”) and who is eligible to receive stock options (“Options”) granted by Aerohive Networks, Inc. pursuant to the terms and conditions of the 2014 Equity Incentive Plan (the “Plan”), and

(B)
Aerohive Networks, Inc. of 330 Gibraltar Drive, Sunnyvale, California 94089, United States of America (the “Company”), which may grant Options under the Plan and is entering into this Form of Election on behalf of the Employer.

2.    PURPOSE OF ELECTION

2.1	In this Election the following words and phrases have the following meanings:
“Taxable Event” means, in relation to the Options:

(i)	the acquisition of securities pursuant to the Options (within section 477(3)(a) of ITEPA); and/or

(ii)	the assignment or release of the Options in return for consideration (within section 477(3)(b) of ITEPA); and/or

(iii)	the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA); and/or

(iv)	post-acquisition charges relating to the Options and/or the shares acquired pursuant to the Options (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the Options and/or shares acquired pursuant to the Options (within section 439 of ITEPA).
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.2
This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Taxable Event in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.3
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.4
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

3.    THE ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by accepting the grant of the Option through the Company’s online acceptance procedure at E*Trade or by signing the Notice of Grant to accept the grant of the Options he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.    PAYMENT OF THE EMPLOYER’S LIABILITY

4.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Option; and/or

(iv)	by any other means specified in the Stock Option Agreement.

4.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Options to the Employee until full payment of the Employer’s Liability is received.

4.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.    DURATION OF ELECTION

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2
Any reference in this Election to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Stock Option Agreement. This Election will continue in effect in respect of any awards which replace the Options in circumstances where section 483 of ITEPA applies.

5.3    This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue and Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

6.    ACEEPTANCE BY EMPLOYEE
The Employee acknowledges that by accepting the grant of the Option through the Company’s online acceptance procedure at E*Trade or by signing the Notice of Grant to accept the grant of the Options, the Employee agrees to be bound by the terms of this Election.
7.    ACCEPTANCE BY COMPANY
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

EXHIBIT C

AEROHIVE NETWORKS, INC.
2014 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Aerohive Networks, Inc.
330 Gibraltar Drive
Sunnyvale, CA 94089
Attention: Stock Administration

1.Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Aerohive Networks, Inc. (the “Company”) under and pursuant to the 2014 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ________ (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.
2.    Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.
3.    Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.
4.    Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.
5.    Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6.    Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER	AEROHIVE NETWORKS, INC.

Signature	By

Print Name	Its

Address:

Date Received